Exhibit 99.1

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Karyopharm Announces Strategic Financing Transactions to Support Growth; Extends

Cash Runway Into Second Quarter of 2026, Beyond Expected Top-Line Readout of

Phase 3 SENTRY Trial in Myelofibrosis

– Transactions Provide Karyopharm with $100 Million of Financial Flexibility and Additional Capital –

– Preliminary Total Revenue and U.S. XPOVIO® (selinexor) Net Product Revenue for the Third Quarter of

2025 Expected to be in the Range of $42 to $44 Million and Approximately $32 Million, Respectively –

– Top-Line Data from the Phase 3 SENTRY Trial in Myelofibrosis on Track for March 2026 –

NEWTON, Mass. – October 8, 2025 – Karyopharm Therapeutics Inc. (Nasdaq: KPTI), a commercial-stage pharmaceutical company pioneering novel cancer therapies, today announced that it has entered into comprehensive financing and capital structure transactions expected to provide the Company with $100 million of financial flexibility and additional capital, extending the Company’s cash runway into the second quarter of 2026 based on the Company’s current operating plans.

“Following the recent completion of enrollment of our Phase 3 SENTRY trial in myelofibrosis, we are excited to announce this strategic financing which is expected to provide us with the resources needed to deliver top-line data from this pivotal trial,” said Richard Paulson, President and Chief Executive Officer of Karyopharm. “I would like to thank our lenders, noteholders and equity investors for their ongoing support to strengthen our balance sheet, equitize near-term debt maturities and support our potentially transformational Phase 3 myelofibrosis program. We believe that selinexor plus ruxolitinib has the potential to be the first combination therapy approved for the treatment of myelofibrosis. By combining selinexor with the current standard of care, we have the potential to redefine the way people living with myelofibrosis are treated.”

Each of the financing and capital structure transactions is expected to close on or around October 10, 2025 (Closing Date), subject to the satisfaction of customary closing conditions. The Company’s existing senior lenders have agreed to multi-faceted financing transactions with the following key components:

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$67.5 million in financial flexibility and new capital consisting of $27.5 million in new term loan borrowings and new convertible notes, $25 million of near-term deferrals of interest and royalty payments, and a $15 million temporary reduction in the Company’s minimum liquidity covenant. In addition, holders of the Company’s convertible notes due 2029 have agreed to exchange $15 million of their notes for newly issued shares of common stock or pre-funded warrants in lieu thereof.

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Holders of approximately $24.25 million aggregate principal amount of the Company’s senior unsecured convertible notes due October 15, 2025 have agreed to exchange their notes and accrued interest due thereon at a discount to par value for newly issued shares of common stock, or pre-funded warrants in lieu thereof, plus warrants to purchase shares of common stock.

In addition, the Company has entered into a securities purchase agreement for a private placement in which the Company agreed to sell 1,487,917 shares of common stock and accompanying warrants to purchase 1,317,771 shares of common stock with an exercise price of $6.64 per share. The warrants issued in the private placement will be exercisable on or before the 30th day following the public announcement of top-line results from the Company’s XPORT-EC-042 trial in endometrial cancer, which is anticipated in mid-2026. The private placement is expected to result in gross proceeds of approximately $8.75 million before deducting any offering expenses.

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The Company intends to use the proceeds of the financing transactions to pay transaction expenses and for general corporate purposes, including to support the Company’s ongoing and planned clinical trial activities.

At closing of the financing transactions, the Company will issue an aggregate of 7,223,982 newly issued shares of common stock, newly issued pre-funded warrants to purchase an aggregate of 2,913,136 shares of common stock, and newly issued warrants to purchase an aggregate of 5,918,358 shares of common stock with an exercise price of $6.64 per share, a 15% premium to the Nasdaq minimum price. In addition, the Company will reduce the exercise price of outstanding warrants to purchase 3,068,417 shares from $16.50 per share to $6.64 per share. The financing transactions are intended to comply with Nasdaq rules, including being priced at the “minimum price” (as defined in the Nasdaq rules). Following consummation of the transactions, the Company expects to have an aggregate of 15,926,939 shares of common stock outstanding (assuming no exercise of any pre-funded warrants or warrants or conversions of any outstanding convertible notes).

Additional details on the financing transactions will be available in a Form 8-K that the Company will file with the United States Securities and Exchange Commission.

Preliminary Third Quarter 2025 Financial Results

Based on preliminary financial information, the Company expects total revenue, which includes license and royalty revenue from partners, to be in the range of $42 to $44 million and U.S. XPOVIO net product revenue to be approximately $32 million for the three months ended September 30, 2025.

Prior to the receipt of approximately $36 million of gross proceeds from the financing transactions, the Company expects to report that it had cash, cash equivalents, restricted cash and investments as of September 30, 2025 of approximately $46 million.

The financial information presented in this press release reflects the Company’s estimates with respect to total revenue, U.S. XPOVIO net product revenue and its cash balance and is based on currently available information, which is preliminary. The Company’s final results may vary from these preliminary estimates as a result of the completion of customary quarterly review procedures, including those conducted by the Company’s external auditors.

Endometrial Cancer Program

Enrollment continues in the Phase 3 XPORT-EC-042 (NCT05611931) trial evaluating selinexor as a maintenance-only therapy following systemic therapy versus placebo in patients with TP53 wild-type advanced or recurrent endometrial cancer. The Company continues to expect to report top-line data from this event-driven trial in mid-2026.

Ongoing Efforts to Further Enhance Liquidity and Maximize Value

The Company expects to continue exploring potential financing and strategic alternatives to enhance liquidity and maximize value with the assistance of its advisors, including its financial advisor Centerview Partners LLC.

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Centerview Partners LLC and J. Wood Capital Advisors LLC acted as financial advisors to Karyopharm and Sidley Austin LLP acted as legal counsel to Karyopharm in connection with these transactions.

The offer and sale of the shares of common stock, pre-funded warrants, warrants, the New 2028 Notes, the New 2029 Notes or any other securities (including the shares of common stock issuable upon conversion of the New 2028 Notes, the New 2029 Notes and the shares of common stock issuable upon exercise of the warrants and pre-funded warrants issued in the financing transactions) are not being registered under the Securities Act, or any state securities laws. The shares of common stock, pre-funded warrants, warrants, the New 2028 Notes, the New 2029 Notes or any other securities (including the shares of common stock issuable upon conversion of the New 2028 Notes, the New 2029 Notes and the shares of common stock issuable upon exercise of the warrants and pre-funded warrants issued in the financing transactions) may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, pre-funded warrants, warrants, the New 2028 Notes, the New 2029 Notes or any other securities, nor shall there be any offer, solicitation or sale of shares of common stock, pre-funded warrants, warrants, the New 2028 Notes, the New 2029 Notes or any other securities (including the shares of common stock issuable upon conversion of the New 2028 Notes, the New 2029 Notes and the shares of common stock issuable upon exercise of the warrants and pre-funded warrants issued in the financing transactions) in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About the Phase 3 SENTRY Trial

SENTRY (XPORT-MF-034; NCT04562389) is a Phase 3 clinical trial evaluating a once-weekly dose of 60 mg of selinexor in combination with ruxolitinib compared to placebo plus ruxolitinib in JAKi-naïve myelofibrosis patients with platelet counts >100 x 109/L. Patients are randomized 2-to-1 to the selinexor arm. The co-primary endpoints for this trial are spleen volume reduction ≥ 35% (SVR35) at week 24 and the average change in absolute total symptom score (Abs-TSS) over 24 weeks relative to baseline.

About Myelofibrosis

Myelofibrosis is a rare blood cancer that affects approximately 20,000 patients in the United States and 17,000 patients in the European Union1. The disease causes bone marrow fibrosis (scarring in the bone marrow), which makes it difficult for the bone marrow to make healthy blood cells, splenomegaly (enlarged spleen), progressive anemia which often leads to symptoms like fatigue and weakness, and other disease associated symptoms including abdominal discomfort, pain under the left ribs, early satiety, night sweats and bone pain. The only approved class of therapies to treat myelofibrosis are JAK inhibitors, including ruxolitinib. Patients treated with the most commonly prescribed JAK inhibitor often require blood transfusions, and more than 30% will discontinue treatment due to anemia.2 Anemia and transfusion dependence are strongly correlated with poor prognosis and shortened survival.3

1.	Clarivate/DRG (2023)
2.	Palandri, F., Palumbo, G.A., Elli, E.M. et al. Ruxolitinib discontinuation syndrome: incidence, risk factors, and management in 251 patients with myelofibrosis. Blood Cancer J. 11, 4 (2021).
3.	Pardanani, A., & Tefferi, A. (2011). Prognostic relevance of anemia and transfusion dependency in myelodysplastic syndromes and primary myelofibrosis. Haematologica, 96(1), 8–10.

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About the Phase 3 XPORT-EC-042 Trial

EC-042 (XPORT-EC-042; NCT05611931) is a global, Phase 3, randomized, double-blind clinical trial evaluating selinexor as a maintenance therapy following systemic therapy in patients with TP53 wild-type advanced or recurrent endometrial cancer. The EC-042 trial is expected to enroll approximately 276 patients who will be randomized 1:1 to receive either a 60 mg, once-weekly, administration of oral selinexor or placebo until disease progression. The trial includes two patient populations, for which, the primary endpoint of progression free survival will be tested sequentially and the key secondary endpoint of overall survival will be evaluated: 1) a modified intent to treat population (mITT) that will include patients with either, a) TP53 wild-type tumors with proficient mismatch repair status (pMMR); or, b) TP53 wild-type tumors with deficient mismatch repair status (dMMR), who are medically ineligible to receive checkpoint inhibitors; and, 2) the trial’s original intent to treat (ITT) population, which will include all patients enrolled in the trial whose tumors are TP53 wild-type, regardless of MMR status. The mITT population is expected to include approximately 220 patients. In connection with the EC-042 trial, Karyopharm entered into a global collaboration with Foundation Medicine, Inc. to develop FoundationOne®CDx, a tissue-based comprehensive genomic profiling test to identify and enroll patients whose tumors are TP53 wild-type.

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About Karyopharm Therapeutics

Karyopharm Therapeutics Inc. (Nasdaq: KPTI) is a commercial-stage pharmaceutical company whose dedication to pioneering novel cancer therapies is fueled by a belief in the extraordinary strength and courage of patients with cancer. Since its founding, Karyopharm has been an industry leader in oral compounds that address nuclear export dysregulation, a fundamental mechanism of oncogenesis. Karyopharm’s lead compound and first-in-class, oral exportin 1 (XPO1) inhibitor, XPOVIO® (selinexor), is approved in the U.S. and marketed by the Company in three oncology indications. It has also received regulatory approvals in various indications in 50 ex-U.S. territories and countries, including Europe and the United Kingdom (as NEXPOVIO®) and China. Karyopharm has a focused pipeline targeting indications in multiple high unmet need cancers, including in multiple myeloma, endometrial cancer, myelofibrosis, and diffuse large B-cell lymphoma (DLBCL). For more information about our people, science and pipeline, please visit www.karyopharm.com, and follow us on LinkedIn and on X at @Karyopharm.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the anticipated benefits of the private placement and financing transactions; the Company’s expectations for the use of proceeds from the financing transactions; the Company’s expected cash runway; the expected closing date for the private placement and financing transactions; the Company’s ability to complete the financing transactions; the timing of the top-line results from the Company’s Phase 3 SENTRY trial; the Company’s preliminary financial information for the third quarter of 2025; the ability of selinexor to treat patients with multiple myeloma, endometrial cancer, myelofibrosis, diffuse large B-cell lymphoma and other diseases; and expectations with respect to the clinical development plans and potential regulatory submissions of selinexor. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond Karyopharm’s control, that may cause actual events or results to differ materially from Karyopharm’s current expectations. For example, there can be no guarantee that Karyopharm will successfully commercialize XPOVIO or that any of Karyopharm’s drug candidates, including selinexor, will successfully complete necessary clinical development phases or that development of any of Karyopharm’s drug candidates will continue. Further, there can be no guarantee that any positive developments in the development or commercialization of Karyopharm’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the adoption of XPOVIO in the commercial marketplace, the timing and costs involved in commercializing XPOVIO or any of Karyopharm’s drug candidates that receive regulatory approval; the ability to obtain and retain regulatory approval of XPOVIO or any of Karyopharm’s drug candidates that receive regulatory approval; Karyopharm’s results of clinical trials and preclinical trials, including subsequent analysis of existing data and new data received from ongoing and future trials; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, institutional review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical trials; the ability of Karyopharm or its third party collaborators or successors in interest to fully perform their respective obligations under the applicable agreement and the potential future financial implications of such agreement; Karyopharm’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures; substantial doubt exists regarding Karyopharm’s ability to continue as a going concern; development or regulatory approval of drug candidates by Karyopharm’s competitors for products or product candidates in which Karyopharm is currently commercializing or developing; the direct or indirect impact of the COVID-19 pandemic or any future pandemic on Karyopharm’s business, results of operations and financial condition; and Karyopharm’s ability to obtain, maintain and enforce patent and other intellectual

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property protection for any of its products or product candidates. These and other risks are described under the caption “Risk Factors” in Karyopharm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the Securities and Exchange Commission (SEC) on August 11, 2025, and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

XPOVIO® and NEXPOVIO® are registered trademarks of Karyopharm Therapeutics Inc.

CONTACT:

Brendan Strong

Senior Vice President, Investor Relations and Corporate Communications

617.762.2661

brendan.strong@karyopharm.com